Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Olivia Snyder, Investor Relations Analyst
(617) 796-8320

Select Income REIT Announces Third Quarter 2015 Results

Normalized FFO of $0.72 Per Share for the Third Quarter, up 9.1% Year Over Year

Rental Rates for New and Renewal Leases Increase by 10.0%

Same Property Occupancy up 10 Basis Points and Same Property Cash Basis NOI up 3.2% Year Over Year

Newton, MA (October 27, 2015): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and nine months ended September 30, 2015.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT continued to produce strong results from operations during the third quarter, with a 9.1% increase in normalized funds from operations per share compared to the same period a year ago. During the third quarter, we also increased same property occupancy, grew same property net operating income and cash basis net operating income and generated strong leasing results from both our Hawaii and Mainland portfolios. We executed leases for approximately 1.3 million square feet during the quarter, which resulted in 10.0% roll ups in rents, 20.2 years of average lease term and only $0.17 per square foot per lease year of leasing capital commitments. Our leasing activity this quarter included approximately 400,000 square feet of lease renewals at our Mainland properties. We believe these results may demonstrate the quality of our properties and the strength of our leasing platform.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Quarter Ended September 30, 2015:

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended September 30, 2015 were $64.2 million, or $0.72 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended September 30, 2014 of $39.3 million, or $0.66 per diluted share. Net income attributed to SIR was $30.8 million, or $0.34 per diluted share, for the quarter ended September 30, 2015, compared to $23.7 million, or $0.40 per diluted share, for the same quarter last year. The increase in Normalized FFO per share for the quarter ended September 30, 2015 primarily resulted from increases in Normalized FFO from acquisitions, including the acquisition of Cole Corporate Income Trust Inc., or CCIT, and from the positive impact of leasing activity and rent resets at SIR’s Hawaii properties, partially offset by an increase in SIR’s weighted average number of common shares outstanding for the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014. The decline in net income attributed to SIR per diluted share for the quarter ended September 30, 2015 primarily resulted from the increase in depreciation and amortization and SIR’s weighted average number of common shares outstanding, partially offset by the positive impact of acquisitions, leasing activity and rent resets at SIR’s Hawaii properties.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR, and to Normalized FFO attributed to SIR for the quarters ended September 30, 2015 and 2014 appear later in this press release.

Results for the Nine Months Ended September 30, 2015:

Normalized FFO attributed to SIR for the nine months ended September 30, 2015 were $182.4 million, or $2.12 per diluted share, compared to Normalized FFO attributed to SIR for the nine months ended September 30, 2014 of $114.9 million, or $2.10 per diluted share. Net income attributed to SIR was $63.9 million, or $0.74 per diluted share, for the nine months ended September 30, 2015, compared to $79.0 million, or $1.44 per diluted share, for the nine months ended September 30, 2014. The increase in Normalized FFO per share for the nine months ended September 30, 2015 primarily resulted from increases in Normalized FFO from acquisitions, including the acquisition of CCIT, and from the positive impact of leasing activity and rent resets at SIR’s Hawaii properties, partially offset by the increase in SIR’s weighted average number of common shares outstanding for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014. The decline in net income attributed to SIR per diluted share for the nine months ended September 30, 2015 primarily resulted from costs related to SIR’s acquisition of CCIT and the increase in SIR’s weighted average number of common shares outstanding, partially offset by the positive impact of acquisitions, leasing activity and rent resets at SIR’s Hawaii properties.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the nine months ended September 30, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 1,209,000 square feet and new leases for approximately 60,000 square feet during the quarter ended September 30, 2015, which resulted in combined weighted average rental rates that were approximately 10.0% higher than prior rents for the same space. The weighted average lease term by square footage for leases entered into during the third quarter of 2015 was 20.2 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended September 30, 2015 totaled approximately $4.2 million, or approximately $0.17 per square foot per weighted average lease year.  During the quarter ended September 30, 2015, SIR also completed one rent reset for an Hawaii lease of approximately 46,000 square feet of land at rent that was approximately 55.0% higher than the prior rental rate.

As of September 30, 2015, 97.7% of SIR’s total rentable square feet was leased, compared to 97.7% as of June 30, 2015, and 96.1% as of September 30, 2014. Occupancy for properties owned continuously since July 1, 2014 increased to 96.2% at September 30, 2015 from 96.1% at September 30, 2014. Same property cash basis net operating income, or Cash Basis NOI, increased 3.2% for the quarter ended September 30, 2015 when compared to the quarter ended September 30, 2014, largely as a result of leasing and rent reset activity in Hawaii and contractual rent increases for Mainland properties since October 1, 2014.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters and nine months ended September 30, 2015 and 2014 appear later in the press release.

Recent Investment and Sale Activities:

As previously disclosed, in July 2015, SIR acquired a 100% occupied single tenant net leased corporate headquarters property located in Richmond, VA containing approximately 89,000 rentable square feet for a purchase price of $12.8 million, excluding acquisition costs.  This property had a remaining lease term of approximately 7.3 years. Also in July 2015, SIR acquired a 100% occupied single tenant net leased headquarters property located in Kansas City, MO containing approximately 596,000 rentable square feet for a purchase price of $153.5 million, excluding acquisition costs.  This property had a weighted average remaining lease term of approximately 15.8 years.

In August 2015, SIR began marketing for sale 13 properties with approximately 639,000 rentable square feet and a net book value of approximately $65.6 million as of September 30, 2015.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, John Popeo, will host a conference call to discuss SIR’s third quarter 2015 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, November 3, 2015. To access the replay, dial (412) 317-0088. The replay pass code is 10074303.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s third quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2015 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 MR. BLACKMAN, SIR’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING INCREASING SAME PROPERTY OCCUPANCY, GROWING SAME PROPERTY NOI AND CASH BASIS NOI AND GENERATING STRONG LEASING RESULTS FROM BOTH OF SIR’S HAWAII AND MAINLAND PORTFOLIOS.  IN FACT, THERE CAN BE NO ASSURANCE THAT SIR WILL HAVE CONTINUED SUCCESS INCREASING SAME PROPERTY OCCUPANCY, GROWING SAME PROPERTY NOI AND CASH BASIS NOI AND INCREASING RENTAL RATES FROM LEASING ACTIVITIES; SIR MAY EXPERIENCE DECLINES IN THESE OR OTHER ASPECTS OF ITS BUSINESS AND OPERATING RESULTS, AND

•                 THIS PRESS RELEASE STATES THAT SIR IS MARKETING FOR SALE 13 PROPERTIES WITH A NET BOOK VALUE OF APPROXIMATELY $65.6 MILLION AS OF SEPTEMBER 30, 2015. THERE CAN BE NO ASSURANCE THAT SIR WILL COMPLETE A SALE OF ALL OR ANY OF THESE PROPERTIES OR THAT ANY SUCH SALE WOULD REALIZE NET PROCEEDS IN AN AMOUNT AT LEAST EQUAL TO THE CARRYING VALUE OF THESE PROPERTIES.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$94,745	$48,523	$267,389	$142,051
Tenant reimbursements and other income	17,197	8,177	46,182	24,234
Total revenues	111,942	56,700	313,571	166,285

Expenses:
Real estate taxes	9,871	5,645	27,247	16,580
Other operating expenses	11,313	4,637	30,121	13,666
Depreciation and amortization	33,070	10,653	90,179	30,442
Acquisition related costs	402	5,365	21,720	5,739
General and administrative	6,328	3,749	19,488	11,123
Total expenses	60,984	30,049	188,755	77,550

Operating income	50,958	26,651	124,816	88,735

Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $1,357, $378, $3,738 and $1,182, respectively)	(20,034)	(3,033)	(53,710)	(10,025)
(Loss) gain on early extinguishment of debt	-	-	(6,845)	243
Income before income tax expense and equity in earnings (loss) of an investee	30,924	23,618	64,261	78,953
Income tax expense	(98)	(30)	(324)	(120)
Equity in earnings (loss) of an investee	(25)	38	70	59
Income before gain on sale of property	30,801	23,626	64,007	78,892
Gain on sale of property	-	116	-	116
Net income	30,801	23,742	64,007	79,008
Net income allocated to noncontrolling interest	(46)	-	(135)	-
Net income attributed to SIR	$30,755	$23,742	$63,872	$79,008

Weighted average common shares outstanding - basic	89,267	59,857	85,827	54,642
Weighted average common shares outstanding - diluted	89,274	59,910	85,837	54,688

Basic net income attributed to SIR per common share	$0.34	$0.40	$0.74	$1.45
Diluted net income attributed to SIR per common share	$0.34	$0.40	$0.74	$1.44

Select Income REIT

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income attributed to SIR	$30,755	$23,742	$63,872	$79,008
Plus: depreciation and amortization	33,070	10,653	90,179	30,442
Plus: net income allocated to noncontrolling interest	46	-	135	-
Less: FFO allocated to noncontrolling interest	(121)	-	(318)	-
Less: gain on sale of property	-	(116)	-	(116)
FFO attributed to SIR	63,750	34,279	153,868	109,334
Plus: acquisition related costs	402	5,365	21,720	5,739
Plus: estimated business management incentive fees (2)	-	(347)	-	80
Plus: loss (gain) on early extinguishment of debt	-	-	6,845	(243)
Less: normalized FFO from noncontrolling interest, net of FFO	-	-	(62)	-
Normalized FFO attributed to SIR	$64,152	$39,297	$182,371	$114,910

Weighted average common shares outstanding - basic	89,267	59,857	85,827	54,642
Weighted average common shares outstanding - diluted	89,274	59,910	85,837	54,688

FFO attributed to SIR per share - basic and diluted	$0.71	$0.57	$1.79	$2.00
Normalized FFO attributed to SIR per share - basic and diluted	$0.72	$0.66	$2.12	$2.10

(1)                SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, gains and losses on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO.  SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)                Amounts represent estimated incentive fees under SIR’s business management agreement calculated after the end of each calendar year based upon common share total return. For 2014, this incentive fee was payable in SIR’s common shares; for 2015 and thereafter, any such fees will be payable in cash. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter.  Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO attributed to SIR until the fourth quarter, which is when the actual expense amount for the year is determined.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Calculation of NOI and Cash Basis NOI:
Rental income	$94,745	$48,523	$267,389	$142,051
Tenant reimbursements and other income	17,197	8,177	46,182	24,234
Real estate taxes	(9,871)	(5,645)	(27,247)	(16,580)
Other operating expenses	(11,313)	(4,637)	(30,121)	(13,666)
NOI	90,758	46,418	256,203	136,039
Non-cash straight line rent adjustments included in rental income (2)	(7,922)	(4,700)	(20,395)	(12,757)
Lease value amortization included in rental income (2)	(786)	(60)	(2,882)	(137)
Lease termination fees included in rental income (2)	-	-	(48)	-
Non-cash amortization included in other operating expenses (3)	(215)	-	(215)	-
Cash Basis NOI	$81,835	$41,658	$232,663	$123,145

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$81,835	$41,658	$232,663	$123,145
Non-cash straight line rent adjustments included in rental income	7,922	4,700	20,395	12,757
Lease value amortization included in rental income	786	60	2,882	137
Lease termination fees included in rental income	-	-	48	-
Non-cash amortization included in other operating expenses	215	-	215	-
NOI	90,758	46,418	256,203	136,039
Depreciation and amortization	(33,070)	(10,653)	(90,179)	(30,442)
Acquisition related costs	(402)	(5,365)	(21,720)	(5,739)
General and administrative	(6,328)	(3,749)	(19,488)	(11,123)
Operating income	50,958	26,651	124,816	88,735

Interest expense	(20,034)	(3,033)	(53,710)	(10,025)
(Loss) gain on early extinguishment of debt	-	-	(6,845)	243
Income before income tax expense and equity in earnings (loss) of an investee	30,924	23,618	64,261	78,953
Income tax expense	(98)	(30)	(324)	(120)
Equity in earnings (loss) of an investee	(25)	38	70	59
Income before gain on sale of property	30,801	23,626	64,007	78,892
Gain on sale of property	-	116	-	116
Net income	$30,801	$23,742	$64,007	$79,008

(1)                The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

(2)                SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)                SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in The RMR Group Inc. (formerly known as Reit Management & Research Inc.), or RMR Inc., shares in June 2015. A portion of this liability is being amortized on a straight line basis over the 20 year life of the property management agreement with The RMR Group LLC (formerly known as Reit Management & Research LLC), or RMR LLC, as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Consolidated Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Consolidated NOI to Same Property NOI (2) (3):
Rental income	$94,745	$48,523	$267,389	$142,051
Tenant reimbursements and other income	17,197	8,177	46,182	24,234
Real estate taxes	(9,871)	(5,645)	(27,247)	(16,580)
Other operating expenses	(11,313)	(4,637)	(30,121)	(13,666)
Consolidated NOI	90,758	46,418	256,203	136,039
Less:
NOI of properties not included in same property results	(43,282)	-	(127,218)	(9,007)
Same property NOI	$47,476	$46,418	$128,985	$127,032

Calculation of Same Property Cash Basis NOI (2) (3):
Same Property NOI	$47,476	$46,418	$128,985	$127,032
Less:
Non-cash straight line rent adjustments included in rental income (4)	(4,275)	(4,700)	(8,205)	(11,049)
Lease value amortization included in rental income (4)	(59)	(60)	(64)	(51)
Lease termination fees included in rental income (4)	-	-	(48)	-
Non-cash amortization included in other operating expenses (5)	(131)	-	(126)	-
Same property cash basis NOI	$43,011	$41,658	$120,542	$115,932

(1)                 The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

(2)                 For the three months ended September 30, 2015, based on properties SIR owned as of September 30, 2015, and which were owned continuously since July 1, 2014.

(3)                 For the nine months ended September 30, 2015, based on properties SIR owned as of September 30, 2015, and which were owned continuously since January 1, 2014.

(4)                 SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)                 SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR Inc. shares in June 2015. A portion of this liability is being amortized on a straight line basis over the 20 year life of the property management agreement with RMR LLC as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$1,025,832	$756,160
Buildings and improvements	3,013,438	1,110,683
	4,039,270	1,866,843
Accumulated depreciation	(144,586)	(94,333)
	3,894,684	1,772,510

Properties held for sale	67,250	-
Acquired real estate leases, net	558,027	120,700
Cash and cash equivalents	25,247	13,504
Restricted cash	1,163	42
Rents receivable, including straight line rents of $85,256 and $64,894, respectively, net of allowance for doubtful accounts of $1,391 and $1,664, respectively	91,506	68,385
Deferred leasing costs, net	7,216	6,196
Deferred financing costs, net	17,282	3,416
Other assets	99,272	8,478
Total assets	$4,761,647	$1,993,231

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$305,000	$77,000
Term loan	350,000	350,000
Senior unsecured notes, net	1,435,095	-
Mortgage notes payable, net	286,945	18,816
Accounts payable and other liabilities	92,536	18,869
Liabilities related to properties held for sale	1,614	-
Assumed real estate lease obligations, net	85,940	26,475
Rents collected in advance	17,132	9,688
Security deposits	11,719	10,348
Due to related persons	2,862	1,588
Total liabilities	2,588,843	512,784

Commitments and contingencies

Noncontrolling interest	3,270	-

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,374,029 and 59,959,750 shares issued and outstanding, respectively	894	600
Additional paid in capital	2,179,139	1,441,036
Cumulative net income	314,110	250,238
Cumulative other comprehensive loss	(295)	(23)
Cumulative common distributions	(324,314)	(211,404)
Total shareholders’ equity	2,169,534	1,480,447
Total liabilities, noncontrolling interest and shareholders’ equity	$4,761,647	$1,993,231

(END)